RICHEY MAY & CO

Denver HQ | Charlotte | Los Angeles
Salt Lake City | Grand Cayman

info@richeymay.com

www.richeymay.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated June 22, 2021 on the statement of assets and liabilities, including the schedule of investments, of North Capital Treasury Money Market Fund (the “Fund”) as of April 30, 2021, and the related statement of operations for the fiscal year ended April 30, 2021, statement of changes in net assets and financial highlights for the fiscal year ended April 30, 2021 and period from July 17, 2019 (commencement of operations) through April 30, 2020, and the related notes (collectively referred to as the financial statements), included herein on the report of North Capital Funds Trust on Form N-1A/A (No. 4). We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in such registration statements.

Englewood, Colorado August 27, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of the Annual Report of North Capital Treasury Money Market Fund for the fiscal year ended April 30, 2021 of our reports dated June 22, 2021 included in its Registration Statement on Form N-1A/A (No. 4) dated August 27, 2021 relating to the financial statements and financial statement schedules for the fiscal year ended April 30, 2021 listed in the accompanying index.

Englewood, Colorado August 27, 2021